Exhibit 99.1
LIVE NATION ENTERTAINMENT REPORTS SECOND QUARTER 2026 RESULTS
"In a world of endless screens and AI-generated everything, the one thing that can't be copied is being there. More artists are on the road than ever — and fans keep choosing to be in the room with them, driving the strongest concert ticket sales we've ever seen. More than 143 million tickets have sold through mid-July, over 14 million ahead of last year's pace, with mid-teens ticket sales growth across all large venue types: stadiums, arenas, and amphitheaters.
None of this happens without the artists — they make these moments, and we're grateful to every artist and crew who trust us with their tours. This was a quarter of milestones: nearly 49 million fans attended our shows, Ticketmaster grew adjusted operating income 14%, and all-time-high deferred revenue points to a strong second half. The first-quarter legal accrual will weigh on reported operating income, but we remain on track for double-digit adjusted operating income growth this year — and to compound at that level for years to come." –Michael Rapino, President and CEO
GLOBAL DEMAND FOR LIVE EVENTS DRIVES RECORD FAN GROWTH (2Q26 vs. 2Q25)
•Revenue of $7.7 billion, up 9%
•Operating income of $522 million, up 7%
•Adjusted operating income (AOI) of $817 million, up 2%
•Concerts revenue grew 8%, while AOI reflected the timing of shows and continued investments in venues and festivals
•Ticketmaster results surpassed expectations, with AOI up 14% and 90 million fee-bearing tickets sold, up 8%
•Sponsorship AOI increased 13%, fueled by the international expansion of venues and festivals
•International markets powered growth across all segments:
◦Drove attendance growth of 10%, adding approximately five million fans to a record 49 million globally
◦Contributed 70% and 80% of Ticketmaster and Sponsorship AOI growth for the quarter, respectively

ARTIST ACTIVITY GLOBALLY DRIVES HIGHEST 2Q CONCERTS ATTENDANCE (2Q26 vs. 2Q25 unless otherwise noted)
•Revenue of $6.4 billion, up 8%
•Fan count of 49 million, up 10%
◦International attendance at stadiums, arenas, and festivals all up over 20%
◦U.S. attendance at amphitheaters and arenas up double digits, while stadium attendance declined due to show timing
•Underlying demand trends remain robust:
◦Sell through rates across all U.S. large venue types remain at or above prior-year levels for shows through the end of 2Q
◦Cancellation rates remain at historical levels
◦Affordability remains a key priority, with low- to mid-single-digit price increases across stadiums, arenas, and amphitheaters, and U.S. get-in ticket price increases continuing to trail inflation over the past five years
•AOI of $310 million was down 14% due to the timing of stadium shows, venue pre-opening costs, and new international festivals
•Q2 ended with record event-related deferred revenue of $6.4 billion, up 25%, pointing to accelerating stadium and amphitheater activity in the second half
•Full-year fan attendance is now projected to grow 10%, with expected attendance at operated venues up double digits and third-party venues up high single digits
•For the full year, Concerts remains on track to deliver double-digit AOI growth, with the majority of the year-over-year improvement occurring in Q4, and continued margin expansion

VENUE NATION DELIVERING MORE SHOWS AND ENHANCED HOSPITALITY FOR FANS GLOBALLY
•Year-to-date, onsite food and beverage spending increased high single digits year-over-year at large U.S. amphitheaters and across European arenas and theaters
•Investments in premium experiences are driving strong returns: at newly opened amphitheaters, Morton and Mystic Lake, enhanced offerings are driving premium revenue nearly 75% higher than comparable amphitheaters
•Venue Nation on track to host close to 75 million fans in 2026, up double digits year-over-year, driven by an increase in show count from higher utilization of our existing venues and adding new venues
•2026 pre-opening costs for all venues under development expected to be approximately $50 million, with current projects on track to achieve 20%+ IRRs
•Current pipeline of more than 25 large (over 3,000 seats) venues expected to open through the end of 2027, adding capacity for an incremental 15 million fans on a run rate basis

LIVE EVENTS CONTINUE TO ATTRACT GROWING BRAND INVESTMENTS (2Q26 vs. 2Q25 unless otherwise noted)
•Revenue of $383 million, up 12%, led by the strength of our international markets, up 17%
•AOI of $257 million, up 13%
•Brand demand remains broad-based, driven by our expanding venue portfolio and global festivals, which contributed 70% of the growth
◦Number of strategic partners (over $1 million in revenue per year) increased over 20%, with associated revenue up double digits
◦New ticket access partnership with Spotify’s Reserved leverages Ticketmaster’s platform to help more fans access tickets
•Sponsorship AOI expected to grow double digits for the year, with 95% of sponsorship commitments booked for 2026
•Margins expected to be similar to last year

DEMAND FOR CONCERTS FUELS HIGHEST 2Q FOR TICKETMASTER (2Q26 vs. 2Q25 unless otherwise noted)
•Revenue of $852 million, up 15%
•AOI of $331 million, up 14%
•90 million fee-bearing tickets sold, up 8%
◦Concerts remained the primary growth driver with tickets sold up 11%, accounting for 90% of the ticket volume growth
◦International markets sold 39 million tickets, up 12% with Gross Transaction Value (GTV) up 20% led by strong growth in South America
◦North America secondary ticket volume was flat as growth in sports GTV offset a decline in concerts activity; this business now accounts for low double-digit portion of GTV, reflecting ongoing efforts to reduce scalper and bot activity
•Reported fee-bearing GTV up 15% to over $10 billion, led by concerts accounting for 90% of the growth
•16 million net new tickets added year-to-date, with 85% from international markets as venues continue to choose Ticketmaster globally
•Q2 ended with deferred GTV of $5.2 billion, up 16%, and deferred service fee revenue of $390 million, up 23%
•Ticketmaster AOI positioned to grow mid-single digits for the full year, led by strong concert activity and expanding global client base
•Margins expected to be similar to last year

CAPITAL ALLOCATION SUPPORTS VENUE EXPANSION AND LONG-TERM GROWTH
•Full year capital expenditures now projected to be $1.1 billion, toward the lower end of our initial range due to timing of projects:
◦$800 million of total capital expenditures is for venue expansion and enhancement projects
◦Approximately $200 million from funding by joint-venture partners, sponsorship agreements, and other sources will reduce venue cash requirements
◦Additional capital expenditures focused on our ticketing and sponsorship growth initiatives, as well as ongoing maintenance at our venues
•Full year AOI to free cash flow—adjusted conversion expected to be in line with or higher than 2025
•Free cash ended at approximately $2 billion compared to $1.7 billion last quarter, providing ample liquidity to invest in high-return projects
FULL-YEAR INCOME STATEMENT DETAILS (vs. 2025)
•Depreciation and amortization expected to grow 12-15%
•Net interest expense is expected to be approximately $280 million
•Corporate / Other and Eliminations expense expected to increase in line with AOI growth
•Income tax expense is expected to be 15-20% of AOI, with cash taxes projected to be 80% of that amount
•Below the line items:
◦Noncontrolling interest expense is expected to be approximately $325 million for the full year and its growth will follow the timing of AOI growth. This projection may be further impacted by mark-to-market revaluations of investments with no impact to earnings per share, as any impact will be offset in other income and expenses
◦Accretion expense is projected to be one-third of last year’s, with continued strong performance at OCESA and other acquisitions
•2026 share count not expected to change materially from 2025

Compare Our Operating Results to Past Quarters In The Trended Results Grid:
https://investors.livenationentertainment.com/financial-information/financial-results
The company will webcast a teleconference today, July 30, 2026, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 2Q26 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

FINANCIAL HIGHLIGHTS – SECOND QUARTER
(unaudited; $ in millions)

	Q2 2026 Reported	Q2 2025 Reported	Change	Q2 2026 Currency Impacts	Q2 2026 at Constant Currency	Change at Constant Currency
Revenue
Concerts	$6,444.4	$5,946.4	8%	$(56.3)	$6,388.1	7%
Ticketing	852.2	742.7	15%	(14.6)	837.6	13%
Sponsorship & Advertising	383.0	340.6	12%	(6.4)	376.6	11%
Other and Eliminations	(12.7)	(23.1)	*	0.0	(12.7)	*
	$7,666.9	$7,006.6	9%	$(77.3)	$7,589.6	8%

Consolidated Operating Income	$521.9	$486.7	7%	$(12.9)	$509.0	5%

Adjusted Operating Income (Loss)
Concerts	$309.6	$358.7	(14)%	$(5.0)	$304.6	(15)%
Ticketing	331.0	290.1	14%	(8.3)	322.7	11%
Sponsorship & Advertising	256.9	227.6	13%	(3.4)	253.5	11%
Other and Eliminations	(5.7)	(6.8)	*	0.0	(5.7)	*
Corporate	(74.8)	(71.2)	(5)%	0.0	(74.8)	(5)%
	$817.0	$798.4	2%	$(16.7)	$800.3	0.2%
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – SIX MONTHS
(unaudited; $ in millions)

	6 Months 2026 Reported	6 Months 2025 Reported	Change	6 Months 2026 Currency Impacts	6 Months 2026 Constant Currency	Change at Constant Currency
Revenue
Concerts	$9,219.9	$8,430.5	9%	$(146.2)	$9,073.7	8%
Ticketing	1,617.2	1,437.4	13%	(33.6)	1,583.6	10%
Sponsorship & Advertising	641.6	556.6	15%	(18.7)	622.9	12%
Other and Eliminations	(18.8)	(35.7)	*	0.0	(18.8)	*
	$11,459.9	$10,388.8	10%	$(198.5)	$11,261.4	8%

Consolidated Operating Income	$151.4	$601.4	(75)%	$(0.2)	$151.2	(75)%

Adjusted Operating Income (Loss)
Concerts	$312.4	$365.3	(14)%	$4.0	$316.4	(13)%
Ticketing	586.6	543.2	8%	(14.9)	571.7	5%
Sponsorship & Advertising	421.4	363.6	16%	(12.8)	408.6	12%
Other and Eliminations	(9.7)	(12.7)	*	(0.1)	(9.8)	*
Corporate	(122.7)	(119.9)	(2)%	0.0	(122.7)	(2)%
	$1,188.0	$1,139.5	4%	$(23.8)	$1,164.2	2%
* Percentages are not meaningful

Reconciliation of Operating Income to Adjusted Operating Income
(unaudited; $ in millions)

	Q2 2026	Q2 2025	6 Months 2026	6 Months 2025
Operating Income	$521.9	$486.7	$151.4	$601.4
Acquisition expenses	30.9	79.2	100.3	109.0
Amortization of non-recoupable ticketing contract advances	22.2	20.7	48.2	45.4
Depreciation and amortization	188.5	159.0	357.8	308.5
Gain on sale of operating assets	(8.5)	(0.9)	(14.5)	(3.1)
Astroworld loss contingencies	—	(7.8)	—	(7.8)
Governmental Investigations and Litigation	—	—	450.0	—
Stock-based compensation expense	62.0	61.5	94.8	86.1
Adjusted Operating Income	$817.0	$798.4	$1,188.0	$1,139.5

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q2 2026	Q2 2025
Net cash provided by operating activities	$419.3	$223.4
Changes in operating assets and liabilities (working capital)	281.4	387.8
Changes in accrued liabilities for Astroworld loss contingencies	—	(7.8)
Free cash flow from earnings	$700.7	$603.4
Less: Maintenance capital expenditures	(34.1)	(34.2)
Distributions to noncontrolling interests	(150.7)	(131.1)
Free cash flow — adjusted	$515.9	$438.1

Net cash used in investing activities	$(459.5)	$(275.0)

Net cash provided by (used in) financing activities	$190.6	$(325.3)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	6 Months 2026	6 Months 2025
Net cash provided by operating activities	$2,758.1	$1,544.7
Changes in operating assets and liabilities (working capital)	(2,264.7)	(668.8)
Changes in accrued liabilities for Astroworld loss contingencies	—	(7.8)
Governmental Investigations and Litigation	450.0	—
Free cash flow from earnings	$943.4	$868.1
Less: Maintenance capital expenditures	(64.1)	(49.1)
Distributions to noncontrolling interests	(188.7)	(164.8)
Free cash flow — adjusted	$690.6	$654.2

Net cash used in investing activities	$(877.2)	$(492.4)

Net cash provided by (used in) financing activities	$308.1	$(498.5)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	June 30, 2026	June 30, 2025
Cash and cash equivalents	$9,071.9	$7,057.0
Short-term investments	65.6	57.6
Client cash	(1,927.3)	(1,703.2)
Deferred revenue — event-related	(6,411.8)	(5,140.3)
Accrued artist fees	(336.8)	(339.0)
Collections on behalf of others	(141.1)	(123.0)
Prepaid expenses — event-related	1,613.3	1,290.5
Free cash	$1,933.8	$1,099.6

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding deferred revenue pointing to a strong second half of 2026; expectations for full year adjusted operating income growth in 2026 as well as the expected growth level for years to come; anticipated accelerating stadium and amphitheater activity in the second half of 2026; projections for full year fan attendance in the company’s Concerts business; anticipated adjusted operating income growth and margin expansion in the company’s Concerts business for 2026; anticipated fan attendance for Venue Nation in 2026; anticipated 2026 pre-opening costs for all venues under development as well as anticipated IRRs for these projects; the company’s current pipeline for Venue Nation and projected fan additions on a run rate basis; projected adjusted operating income growth and margin expectations for Ticketmaster in 2026; projected adjusted operating income growth and margin expectations for the company’s Sponsorship business in 2026; capital allocation supporting venue expansion and long-term growth; projected full year 2026 capital expenditures; projected full year 2026 adjusted operation income to free cash flow—adjusted conversion; projected full year 2026 levels of depreciation and amortization, net interest expense, corporate / other and eliminations expense, income tax expense and cash taxes, noncontrolling interest expense and its timing; accretion expense, and share count.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. Due to the significant and non-recurring nature of the matters, we also exclude from AOI the impact of realized liabilities for settlements and expenses for regulatory compliance matters associated with the provision for losses arising from certain significant governmental investigations and litigations under ASC 450 - Contingencies, which are described under the heading “Governmental Investigations and Litigation” in Note 6 of the Notes to the Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Except as described above, ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2026	December 31, 2025
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$9,071,949	$7,094,200
Accounts receivable, less allowance of $92,267 and $73,912, respectively	2,885,249	2,009,055
Prepaid expenses	2,534,952	1,453,732
Other current assets	463,499	417,405
Total current assets	14,955,649	10,974,392
Property, plant and equipment, net	3,963,993	3,415,771
Operating lease assets	1,866,814	1,869,753
Intangible assets
Definite-lived intangible assets, net	1,205,988	1,078,453
Indefinite-lived intangible assets, net	368,967	369,015
Goodwill	3,063,726	2,889,178
Long-term advances	743,830	631,071
Other long-term assets	2,011,859	1,684,900
Total assets	$28,180,826	$22,912,533
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$2,254,652	$1,941,389
Accrued expenses and accounts payable	4,728,351	3,555,811
Deferred revenue	7,334,511	4,461,959
Current portion of long-term debt, net	2,968,381	587,630
Other current liabilities	277,360	482,061
Total current liabilities	17,563,255	11,028,850
Long-term debt, net	6,233,084	7,612,018
Long-term operating lease liabilities	2,081,247	2,036,974
Other long-term liabilities	484,075	415,844
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,063,602	924,472
Stockholders' equity
Common stock	2,335	2,328
Additional paid-in capital	1,389,093	1,455,925
Accumulated deficit	(1,136,636)	(1,041,978)
Cost of shares held in treasury	(30,396)	(30,396)
Accumulated other comprehensive loss	(142,066)	(114,872)
Total Live Nation stockholders' equity	82,330	271,007
Noncontrolling interests	673,233	623,368
Total equity	755,563	894,375
Total liabilities and equity	$28,180,826	$22,912,533

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands except share and per share data)
Revenue	$7,666,858	$7,006,641	$11,459,887	$10,388,758
Operating expenses:
Direct operating expenses	5,724,216	5,210,756	8,202,674	7,465,693
Selling, general and administrative expenses	1,134,965	1,003,344	2,096,484	1,782,266
Depreciation and amortization	188,459	159,025	357,755	308,480
Gain on disposal of operating assets	(8,516)	(856)	(14,538)	(3,058)
Corporate expenses	105,817	147,719	666,111	233,955
Operating income	521,917	486,653	151,401	601,422
Interest expense	97,230	72,048	187,752	152,391
Interest income	(42,709)	(37,893)	(82,176)	(71,954)
Equity in losses (earnings) of nonconsolidated affiliates	4,459	(4,268)	7,342	(4,747)
Other expense (income), net	(55,664)	36,380	(68,015)	39,333
Income before income taxes	518,601	420,386	106,498	486,399
Income tax expense	115,717	117,645	83,632	137,356
Net income	402,884	302,741	22,866	349,043
Net income attributable to noncontrolling interests	108,438	59,330	117,524	82,429
Net income (loss) attributable to common stockholders of Live Nation	$294,446	$243,411	$(94,658)	$266,614

Basic net income (loss) per common share available to common stockholders of Live Nation	$1.06	$0.41	$(0.78)	$0.09
Diluted net income (loss) per common share available to common stockholders of Live Nation	$1.05	$0.41	$(0.78)	$0.09

Weighted average common shares outstanding:
Basic	232,838,912	231,845,412	232,621,161	231,534,852
Diluted	244,036,331	234,417,428	232,621,161	234,658,608

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$294,446	$243,411	$(94,658)	$266,614
Accretion of redeemable noncontrolling interests	(46,544)	(147,801)	(87,823)	(245,895)
Net income (loss) available to common stockholders of Live Nation—basic	$247,902	$95,610	$(182,481)	$20,719
Convertible debt interest, net of tax	8,467	—	—	—
Net income (loss) available to common stockholders of Live Nation—diluted	$256,369	$95,610	$(182,481)	$20,719

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
	2026	2025
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,866	$349,043
Reconciling items:
Depreciation	221,063	183,804
Amortization of definite-lived intangibles	136,692	124,676
Amortization of non-recoupable ticketing contract advances	48,240	45,443
Deferred income taxes	7,537	25,129
Amortization of debt issuance costs and discounts	11,291	8,131
Stock-based compensation expense	94,808	86,097
Unrealized changes in fair value of contingent consideration	14,238	9,304
Equity in losses of nonconsolidated affiliates, net of distributions	14,167	8,774
Provision for uncollectible accounts receivable	18,974	13,539
Loss (gain) on mark-to-market of investments in nonconsolidated affiliates and crypto assets	(66,465)	133
Loss (gain) on forward currency exchange contracts	(15,167)	31,584
Other, net	(14,866)	(9,730)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(855,217)	(622,765)
Increase in prepaid expenses and other assets	(1,215,956)	(822,523)
Increase in accrued expenses, accounts payable and other liabilities	1,507,529	225,791
Increase in deferred revenue	2,828,374	1,888,292
Net cash provided by operating activities	2,758,108	1,544,722

CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(8,602)	(19,156)
Collections of notes receivable	8,085	17,784
Investments made in nonconsolidated affiliates	(42,223)	(14,492)
Purchases of property, plant and equipment	(598,502)	(434,207)
Cash paid for acquisition of right-of-use assets	—	(20,800)
Cash paid for acquisitions, net of cash acquired	(242,567)	(50,090)
Proceeds from sale of intangible assets	—	20,040
Other, net	6,600	8,495
Net cash used in investing activities	(877,209)	(492,426)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt, net of debt issuance costs	1,021,866	62,764
Payments on debt including extinguishment costs	(237,478)	(103,625)
Contributions from noncontrolling interests	27,829	11,264
Distributions to noncontrolling interests	(188,735)	(164,819)
Purchases of noncontrolling interests, net	(236,759)	(206,112)
Proceeds from exercise of stock options	5,057	3,443
Taxes paid for net share settlement of equity awards	(64,111)	(86,585)
Payments for deferred and contingent consideration	(18,552)	(14,399)
Other, net	(1,014)	(383)
Net cash provided by (used in) financing activities	308,103	(498,452)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(124,361)	409,647
Net increase in cash, cash equivalents and restricted cash	2,064,641	963,491
Cash, cash equivalents and restricted cash at beginning of period	7,106,986	6,106,109
Cash, cash equivalents and restricted cash at end of period	$9,171,627	$7,069,600